UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 30, 2007

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o PacificNet Inc.
23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
(Address of Principal Executive Offices) (Zip Code)

011-852-2876-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2007, PacificNet Inc. (the “Company” or “PacificNet”), received a letter from The Nasdaq Stock Market indicating that as a result of the withdrawal of the audit reports for the financial statements of the Company for the fiscal years ended December 31, 2005 and 2004, by the Company’s previous auditor, Clancy & Co., P.L.L.C., the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires that annual reports filed with Nasdaq contain audited financial statements.

The Company’s securities are subject to delisting from the Nasdaq Stock Market at the opening of business on April 11, 2007. The Company will appeal the NASDAQ Staff’s determination by requesting a hearing before the Nasdaq Listing Qualifications Panel, which will automatically stay the delisting of PacificNet’s common stock pending the Panel’s review and determination. There can be no assurance that the Panel will grant the Company’s request for continued listing.

On April 4, 2007, the Company, issued a press release reporting the receipt of the letter from The Nasdaq Stock Market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Safe Harbor Statement

This Company's announcement contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly operating results and PacificNet’s ability to maintain its continued listing on Nasdaq. Further information regarding these and other risks is included in PacificNet's Form 10QSB and 10KSB and other filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1 Press release dated April 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC. By: /s/ Victor Tong Name: Victor Tong Title: President Dated: April 4, 2007

EXHIBIT INDEX

Exhibit No. 99.1	Description Press Release of PacificNet Inc., dated April 4, 2007